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                                    FORM 8-K




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report: January 11, 1999   Commission File Number 0-4539


                             TRANS-INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)



                    Delaware                          13-2598139
         (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)         Identification Number)

2637 S. Adams Road, Rochester Hills, MI                  48309
(Address of principal executive offices)              (Zip Code)


                                 (248) 852-1990
              (Registrant's telephone number, including area code)









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Item 5.           OTHER EVENTS.

         An aggregate of 62,948 shares of Trans-Industries' common stock have been presented to the Company's transfer agent for either transfer or dividends due. Shares presented are not included in the records of the current transfer agent and were not included in outstanding shares at the time the current agent received the records (May, 1995). The Company has contacted the prior transfer agent in an effort to resolve the discrepancy. The former transfer agent has advised us that the records have been destroyed and they are unable to reconstruct activity for the period they provided service. The current agent has advised us that the certificates in question appear to be valid and to have been validly issued. The Company, upon examination of the certificates in question, concurs with this conclusion. Accordingly, the Company, in order to fulfill its obligation, has decided to issue an equivalent number of shares (8675) of authorized unissued common stock in exchange for the certificates the holders presented for transfer. A check has been issued for dividends payable on the remaining 54,273 shares in question. Accordingly the number of outstanding shares of the Company's outstanding stock has been increased from 3,074,400 to 3,137,348, effective as of May 16, 1998.

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                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                TRANS-INDUSTRIES, INC.



Date:  January 11, 1999                         /s/ Kai Kosanke
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                                                Kai Kosanke, Treasurer
                                                and Chief Financial Officer



Date: January 11, 1999                          /s/ Paul Clemo
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                                                Paul Clemo
                                                Assistant Treasurer